UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 30, 2013
Date of Report
(Date of earliest event reported)
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CORE-MARK HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)
(650) 589-9445
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2013, Core-Mark Holding Company, Inc. and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders entered into a Fifth Amendment to Credit Agreement and Second Amendment to Pledge and Security Agreement (“the Fifth Amendment”) amending the Company's Credit Agreement dated as of October 12, 2005 (as amended from time to time). The Fifth Amendment, among other changes, extended the Company's credit facility for two additional years, from May 2016 to May 2018, and reduced the margin on LIBOR borrowings by 50 basis points and the unused facility fees by 12.5 basis points.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Fifth Amendment which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On May 30, 2013, the Company issued a press release announcing the closing of the Fifth Amendment described in Item 1.01 above. The full text of the corrected press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following are filed as exhibits to this report:

Number	Description
10.1
Fifth Amendment to Credit Agreement and Second Amendment to Pledge and Security Agreement, dated as of May 30, 2013, by and among Core-Mark Holding Company, Inc. and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and certain Lenders a party thereto.

99.1	Corrected Press Release, dated May 30, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE-MARK HOLDING COMPANY, INC.

Date: May 31, 2013	By:	/s/ Christopher Miller
	Name:	Christopher Miller
	Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Number	Description
10.1
Fifth Amendment to Credit Agreement and Second Amendment to Pledge and Security Agreement, dated as of May 30, 2013, by and among Core-Mark Holding Company, Inc. and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and certain Lenders a party thereto.

99.1	Corrected Press Release, dated May 30, 2013

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